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Exhibit 10.34

APPENDIX B

ANNUAL INCENTIVE PLAN
FISCAL 2008 PERFORMANCE CRITERIA
GROUP VICE PRESIDENTS

        This document sets forth the Performance Criteria established for Group Vice Presidents participating in the Integrated Electrical Services' Annual Management Incentive Plan (hereinafter "Plan") for Fiscal 2008.

I.     PERFORMANCE CRITERIA

        The following Performance Criteria for Fiscal 2008 from which Awards under this Plan shall be made pursuant to the Annual Management Incentive Plan Document:

  •
  Group Annual Operating Income

  •
  Group Annual Operating Cash Flow

  •
  Corporate Annual Operating Income

  •
  Corporate Annual Operating Cash Flow

        Under the Plan, Group Vice President shall have an incentive award target equal to 100% of the annual base salary. Based upon performance against the above Performance Criteria, Group Vice Presidents may earn a range of incentive award payouts relative to their target. Each Performance Criteria shall represent one-fourth of the annual incentive opportunity and contribute separately to the annual incentive award payout.

        A minimum threshold performance of 90% against the pre-determined Performance Criteria target must be achieved before any incentive is payable under the Plan.

II.    INCENTIVE AWARD CALUCLATIONS

        Awards under the Plan will be calculated based upon three factors:

  1.
  Corporate/Group Performance.    Achievement of the Company and Group's annual operating plan target for each Performance Criteria. There will be a Threshold Performance level for each Performance Criteria below which no award will be earned, and Maximum Performance level in all categories beyond which no additional award will be earned. A participant's annual incentive award will be increased or decreased based on corporate performance against predetermined performance criteria (refer to Exhibit A).

  a)
  Threshold Award:    The lowest award level paid, 50% of a Participant's annual incentive target, is paid for the lowest performance level (90%) eligible for an award under the Plan.

  b)
  Target Award:    The award to be paid for 100% attainment of the Performance Goal.

  c)
  Maximum Award:    The Maximum award under the plan is 200% of a Participant's annual incentive target.

  2.
  Individual Performance.    Attainment of individual goals and objectives established for the Participant during the plan year. Two to three individual goals will be set and weighted for each Participant during the plan year. The CEO will establish individual goals and weightings for Participants subject to review and ratification by the Committee.

    The Committee may in its sole discretion make downward or upwards adjustments to Awards based on "Individual Performance" considerations. The amount of the adjustment may not be increased or decreased by an amount exceeding 25% of the proposed incentive award. Discretionary adjustments may also be made for leadership behaviors that significantly impact strategic and operational initiatives of the Company; people development, and other factors as determined by the Company. Discretionary adjustments made to Plan participants, excluding the CEO, may not result in a net increase in Plan funding. The Board shall have sole discretion to increase or decrease the annual incentive award made to the CEO.

  3.
  Safety Modifier.    The final component in determining individual incentive awards under the Plan is the safety performance of the Company. Incentive awards will be modified based on the Company's annual Safety Performance Index ("SPI") score (refer to Exhibit B).

III.  PAYMENT OF AWARDS

        Participants will receive an annual cash incentive award paid as soon as administratively possible after the Committee determines the amount of any such bonus to be awarded under the Plan.

EXHIBIT A

THRESHOLD, TARGET & MAXIMUM AWARD LEVELS

Percent of Performance Goal Achieved	Percent of Target Award Received
90%	50.00%
91%	55.00%
92%	60.00%
93%	65.00%
94%	70.00%
95%	75.00%
96%	80.00%
97%	85.00%
98%	90.00%
99%	95.00%
100%	100.00%
101%	105.00%
102%	110.00%
103%	115.00%
104%	120.00%
105%	125.00%
106%	130.00%
107%	135.00%
108%	140.00%
109%	145.00%
110%	150.00%
111%	155.00%
112%	160.00%
113%	165.00%
114%	170.00%
115%	175.00%
116%	180.00%
117%	185.00%
118%	190.00%
119%	195.00%
120%	200.00%

EXHIBIT B

SAFETY MODIFIER

Safety Performance Index (SPI) Score	Incentive Award Modifier
9.51 - 10.00	120%
9.01 - 9.50	115%
8.51 - 9.00	110%
8.01 - 8.50	105%
7.00 - 8.00	100%
6.50 - 6.99	90%
6.00 - 6.49	80%
5.50 - 5.99	70%
5.00 - 5.49	60%
0.00 - 4.99	0%

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  Exhibit 10.34